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                                                                 EXHIBIT 4(g)(8)






                              CERTIFICATE OF TRUST

                                       OF

                              JPM CAPITAL TRUST IV


                 This Certificate of Trust is being executed as of October 29, 1996 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

                 The undersigned hereby certifies as follows:

                 1. Name. The name of the business trust is "JPM Capital Trust IV" (the "Trust").

                 2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                          Wilmington Trust Company
                          Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware 19890

                 3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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                 4.       Counterparts.  This Certificate of Trust may be
executed in one or more counterparts.

                 IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                           WILMINGTON TRUST COMPANY,
                                           as Delaware Trustee


                                           by:     /s/  Norma P. Close
                                                -----------------------------
                                                   Name:    Norma P. Close
                                                   Title:   Vice President



                                              /s/   H. Christian Raymond
                                           ----------------------------------
                                           H. Christian Raymond
                                           Trustee



                                              /s/  Andrew G. Kerber
                                           ----------------------------------
                                           Andrew G. Kerber
                                           Trustee



                                              /s/   Susan L. McCullin
                                           --------------------------
                                           Susan L. McCullin
                                           Trustee